UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2015

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2015, Mast Therapeutics, Inc. (the “Company”) entered into an amendment (the “First Amendment to Loan Agreement”) to the Loan and Security Agreement, dated August 11, 2015 (the “Loan Agreement”) with Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc. (together, “Hercules”) and the Company received the second advance of $10 million (the “Second Advance”) under the Loan Agreement. As described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015, the Loan Agreement provides for a $15 million debt facility (the “Debt Facility”), $5 million of which was funded to the Company on August 11, 2015.  Prior to the First Amendment to Loan Agreement, the Second Advance was available to the Company only if it achieved certain clinical development and financial milestones by December 31, 2015.  Pursuant to the terms and conditions of the First Amendment to Loan Agreement, those conditions to funding the Second Advance were removed and the Company agreed to draw the Second Advance.  The Second Advance will be prepaid to Hercules on April 30, 2016, without any prepayment penalty, unless the Company’s vepoloxamer and AIR001 programs achieve certain clinical development milestones by December 31, 2015, and, by April 30, 2016, the Company either (a) receives unrestricted and unencumbered net cash proceeds of at least $15 million from either, or a combination of, upfront cash payments from one or more strategic corporate partnerships or one or more equity financings, or (b) positive results in the Company’s ongoing Phase 3 clinical study of vepoloxamer in patients with sickle cell disease (“EPIC”).

Under the Loan Agreement, as amended, the Company will make monthly interest-only payments until June 1, 2016, but the interest-only period will be extended to September 1, 2016 if, on or before June 1, 2016, the Company has demonstrated positive results in EPIC and no event of default has occurred (the “First Interest Only Extension Condition”). The interest-only period will be extended further to March 1, 2017 if, on or before June 1, 2016, the Company has achieved the First Interest Only Extension Condition, has not prepaid the Second Advance, and no event of default has occurred.  Pursuant to the First Amendment to Loan Agreement, the Company paid an additional facility charge of $37,500.

On September 28, 2015, in connection with, and as partial consideration for, the First Amendment to Loan Agreement, the Company and Hercules also entered into an amendment (the “First Amendment to Warrant Agreement”) to the Warrant Agreement, dated August 11, 2015 (the “Warrant Agreement”), between the parties.  Pursuant to the First Amendment to Warrant Agreement, the warrant issued to Hercules Technology III, L.P. was amended such that it is now exercisable for an additional 243,903 shares of the Company’s common stock, for a total of up to 1,524,390 shares. There was no change to the exercise price of $0.41 per share.

Except as specifically amended by the First Amendment to Loan Agreement and the First Amendment to Warrant Agreement, the Loan Agreement and Warrant Agreement remain in full force and effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Debt Facility, as amended by the First Amendment to Loan Agreement, set forth under Item 1.01 of this Current Report on Form 8-K and under Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Warrant Agreement and warrant issued to Hercules Technology III, L.P., as amended by the First Amendment to Warrant Agreement, set forth under Item 1.01 of this Current Report on Form 8-K and under Item 5 of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2015 is incorporated by reference in this Item 3.02.

The securities described above were offered and sold to Hercules by the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act.  The Company relied on this exemption based in part on representations made to it by Hercules, including Hercules’ intention to acquire the securities for investment only and not with a view to, or a present intention of, selling or distributing any part thereof in violation of applicable laws, and Hercules’ status as an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On September 30, 2015, the Company issued a press release announcing the execution of the First Amendment to Loan Agreement and funding of the Second Advance. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

The information set forth under Item 7.01 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: September 30, 2015	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 30, 2015

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